EXHIBIT 23.1


                                   CONSENT OF
                               FARBER & HASS, LLP
                         INDEPENDENT PUBLIC ACCOUNTANTS



Advanced Photonix, Inc.

We hereby consent to the incorporation by reference in the Company's Registration Statement, filed on Form S-3 with the Securities and Exchange Commission on November 9, 2004, of our audit report dated May 28, 2004, relating to the financial statements of Advanced Photonix, Inc. as of March 28, 2004 and March 30, 2003.

/s/ Farber & Hass, LLP
Camarillo, Ca
November 8, 2004